Exhibit 14


                            JOINT FILING AGREEMENT

         The undersigned, being authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule, and any amendments or supplements thereto, jointly on behalf of each party.


                           CREO INC.


                           By: /s/ Mark Dance
                               ------------------------------
                               Name:  Mark Dance
                               Title: Chief Financial Officer


                           CREO SRL



                          By: /s/ Tran Chung
                              ---------------------------------
                              Name:  Tran Chung
                              Title: Manager of Creo SRL

Dated: January 31, 2003